OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF CITIZENS, INC.

A COLORADO CORPORATION

Executive Offices: 400 East Anderson Lane, Austin, Texas 78752

To the Shareholders of Citizens, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 7, 2005, at 10:00 a.m., Central Daylight Time, at the Executive Offices of the Company, 400 East Anderson Lane, Austin, Texas, for the following purposes:

(1)	To elect the members of the Board of Directors of the Company;

(2)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

It is important, regardless of the number of shares you hold, that your stock be represented at the Meeting by a signed proxy card or personal attendance.

Shareholders are cordially invited to attend the meeting in person. Please complete and sign the enclosed proxy card and mail it promptly to the transfer agent in the envelope provided. No postage is required. If you attend the meeting you may revoke your proxy and vote in person. IF YOUR SHARES ARE HELD IN STREET OR NOMINEE NAME, PLEASE RESPOND TO THE RECORD HOLDER’S COMMUNICATION WITH YOU AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors
/s/ Marcia F. Emmons
April 29, 2005	Marcia F. Emmons, Secretary

CITIZENS, INC.

400 East Anderson Lane
Austin, Texas 78752
April 29, 2005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2005

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Citizens, Inc., for use at the Annual Meeting of Shareholders to be held Tuesday, June 7, 2005, at 10:00 a.m., Central Daylight Time, (the “Meeting”) at our Executive Offices located at 400 East Anderson Lane, Austin, Texas. This Proxy Statement and the enclosed proxy card were sent to our shareholders on or about April 29, 2005.

The following matters will be acted on at our Meeting:

•	Elect the members of our Board of Directors;

•	Transact such other business as may properly come before the Meeting or any adjournment thereof.

You are requested to complete the enclosed proxy card, sign where indicated, and return it to the Transfer Agent in the envelope provided, which requires no postage if mailed in the United States. Solicitation of proxies will be primarily through the mail. Proxies may also be solicited by personal solicitation, telephone or telegram, by our directors, officers and employees at no additional cost to us. We will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by such persons, firms, or institutions, and we will reimburse the forwarding expense. The cost of this solicitation will be borne by us.

PROXIES

Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal it will be voted FOR the director nominees listed in this proxy statement. A person giving a proxy shall have the power to revoke it at any time before it is voted by notifying our Secretary in writing or by personally withdrawing such proxy at the Meeting. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers who have not received instructions from their customers in uncontested elections may vote in the election of directors shares held in street name.

RECORD DATE

Only shareholders of record at the close of business on April 19, 2005 are entitled to vote at the Meeting. As of the record date, we had outstanding and entitled to vote 37,457,307 Class A shares of common stock and 936,181 Class B shares of common stock. Also outstanding as of the record date, were 12,500 shares of Series A Preferred Stock, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of our common stock entitled to vote at the Meeting, including, for the purposes of the Class A common stock vote, the presence, in person or by proxy, of holders of Series A Preferred Stock voting on the basis of the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date, is necessary to constitute a quorum for that particular class of common stock at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present or represented at the Meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn or recess the Meeting from time to time for up to thirty (30) days without notice, other than announcement at the Meeting, until a quorum is present or represented. At such reconvened Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have two classes of common stock. Both classes of common stock are equal in all respects, except that (i) Class B common shareholders elect a simple majority of the Board of Directors of the Company and Class A common shareholders elect the remaining directors; and (ii) Class A shareholders are entitled to receive, on a per-share basis, twice the cash dividends paid on a per-share basis to Class B shareholders. Each outstanding share of common stock has one vote in all matters to be considered at the Meeting. In the election of directors, the nominees receiving the highest number of votes cast in their favor will be elected to our board, subject to the right of the Class B shareholders to elect a simple majority of the directors.

As of the record date, there were 12,500 shares of Series A Preferred Stock outstanding, entitled to vote based on the number of shares of Class A common stock into which such shares of Series A Preferred Stock are convertible as of the record date.

Management knows of no matters to be submitted at the Meeting with respect to which the shareholders are entitled to vote, other than the proposals described in this proxy statement. In the event other matters properly come before the Meeting, the persons named in the proxy will vote according to their best judgment.

The following table shows, as of April 19, 2005, certain information with regard to the beneficial ownership of our common stock:

•	by each of our executive officers and directors,

•	by all of our executive officers and directors as a group, and

•	by each person who is known by us to own beneficially more than 5% of our outstanding common stock.

	Shares Owned and	Percent of
Name and Address	Nature of Ownership (1)	Class

Harold E. Riley 400 E. Anderson Lane	4,668,919 Class A(2)	12.5%
Austin, TX 78752	936,181 Class B (2)	100.0%

Rick D. Riley 400 E. Anderson Lane Austin, TX 78752	784,586 Class A(3)	2.1%

Ray A. Riley 400 E. Anderson Lane Austin, TX 78752	473,964 Class A(4)	1.3%

Timothy T. Timmerman 4903 Whitethorn Court Austin, TX 78746	8,493 Class A	(5)

Steven F. Shelton 7359 Road X Lamar, CO 81052	2,840 Class A	(5)

Mark A. Oliver 400 E. Anderson Lane Austin, TX 78752	13,123 Class A	(5)

Marcia F. Emmons 400 E. Anderson Lane Austin, TX 78752	42 Class A	(5)

Dr. E. Dean Gage Texas A&M University College of Veterinary Medicine College Station, TX 77843	1,163 Class A	(5)

Dr. Richard C. Scott Baylor University University Development Robinson Tower, 8th Floor Waco, TX 76798	2,220 Class A	(5)

Grant G. Teaff 8265 Forest Ridge Waco, TX 76712	1,441 Class A	(5)

All executive officers and directors as	5,956,791 Class A	16.1%
a group (ten persons)	936,181 Class B	100.0%

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property law.

(2)	Owns 4,283,787 Class A shares directly and spouse owns 385,132 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 936,181 issued and outstanding shares of Class B common stock.

(3)	Owns 459,976 Class A shares directly, 24,421 Class A shares as joint tenant with spouse, and 275,664 and 24,525 Class A shares indirectly as trustee for minor children and spouse, respectively.

(4)	Owns 280,289 Class A shares directly, 16,209 Class A shares as joint tenant with spouse, and 170,319 and 7,147 Class A shares indirectly as trustee for minor children and spouse, respectively.

(5)	Less than one percent (1%).

None of the above owns any of our Series A Preferred Stock. We are not aware of any arrangement, including any pledge by any person, of our common stock, the operation of which may at a subsequent date result in a change of control of the company.

CONTROL OF THE COMPANY

Harold E. Riley is deemed to be the “controlling shareholder” of our company. Mr. Riley owns, directly and indirectly, 4,668,919 shares (12.5%) of the outstanding Class A common stock and 936,181 shares (100%) of the Class B common stock, which stock elects a majority of our Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Harold E. Riley has advised us that he intends to vote all of his Class A shares in favor of the Class A nominees and all of the Class B shares owned by the Harold E. Riley Trust in favor of the Class B nominees. Class A nominees receiving the highest number of votes cast in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. The Class B nominees will be elected directors upon affirmative vote of the Class B shares by Harold E. Riley as controlling trustee of the Harold E. Riley Trust. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

Listed below are the persons who have been nominated for election as our directors to serve for one year until the next Annual Meeting of Shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the nominees indicated below for election by Class A shareholders, and Class B shareholders will vote on the Class B nominees.

Nominees for Election by Class A Shareholders

		Principal	Director
Name	Age	Occupation	Since

Dr. E. Dean Gage	62	Executive Director and Bridges Chair, Center for Executive Leadership, Veterinary Medical Education Texas A&M University College Station, TX	2000

Steven F. Shelton	49	Farmer/Rancher Lamar, CO	1993

Timothy T. Timmerman	44	President Commerce Properties, Inc.; Partner, Realcom Management Austin, TX	1989

Nominees for Election by Class B Shareholders

		Principal	Director
Name	Age	Occupation	Since

Mark A. Oliver	46	President of the Company Austin, TX	1997

Harold E. Riley	76	Chairman of the Board of the Company Austin, TX	1987

Rick D. Riley **	51	Vice Chairman and CEO of the Company; Chairman of the Board and CEO of Citizens Insurance Company of America and subsidiaries Austin, TX	1989

Dr. Richard C. Scott	70	Vice President, Development Baylor University Waco, TX	2000
Grant Teaff	71	Executive Director, American Football Coaches Association Waco, TX	2004

**	Son of Harold E. Riley, brother of Ray A. Riley. There are no other family relationships between or among the nominees to our Board and the Executive Officers.

Information concerning the nominees is set forth below:

Dr. E. Dean Gage, Executive Director and Bridges Chair, Center for Executive Leadership, Veterinary Medical Education, Texas A&M University, College Station, Texas, 2004 to present; Associate Dean of Professional Programs, College of Veterinary Medicine, Texas A&M University, College Station, Texas, 2001 to present; President Men’s Leadership Ministries, Bryan, Texas, from 1996 to 2000; Executive Director, Center for Executive Development College of Business, Texas A&M University, College Station, Texas, from 1994 to 1996; President, Texas A&M University, College Station, Texas from 1993 to 1994; Executive Vice President and Provost, Texas A&M University, College Station, Texas from 1989 to 1993.

Mark A. Oliver, our President, Chief Investment Officer and Treasurer from February 2004 to present; President and Vice Chairman of our affiliates from February 1999 to present; President of us and our affiliates from March 1997 to February 1999; Executive Vice President, Chief Financial Officer, Secretary and Treasurer of us and our affiliates from 1990 to 1997; Treasurer and Chief Financial Officer of us and our affiliates from 1988 to 1990; Treasurer and Controller of us and our affiliates from 1984 to 1988.

Harold E. Riley, controlling stockholder; our Chairman of the Board from 1987 to present; Chairman of the Board of us and our affiliates from 1994 to 1999; Chairman of the Board and Chief Executive Officer of us from 1992 to 2000; Chairman of the Board and Chief Executive Officer of us and our affiliates from 1992 to 1999; President of us and our affiliates from November 1996 to March 1997; Chairman of the Board, Chief Executive Officer and President of us and our affiliates from 1987 to 1992; Chairman of the Board, President and Chief Executive Officer, Continental Investors Life Insurance Company from 1989 to 1992.

Rick D. Riley, our Vice Chairman and CEO from October 2000 to present; Vice Chairman since 2000; Chairman of the Board of Directors and CEO of Citizens Insurance Company of America and its affiliates, our subsidiary, from February 2004 to present. Chairman of the Board of Directors, President and CEO of Citizens Insurance Company of America and its affiliates, our subsidiary, from February 1999 to January 2004; our Chief Administrative Officer and Secretary from October 1998 to February 1999; our Executive Vice President from September 1995 to 1998; our Chief Operating Officer from September 1995 to March 1997; our Chief Administrative Officer from 1994 to June 1995, and President thereafter until September 1995; our Executive Vice President and Chief Operating Officer from 1990 to 1991 and 1992 to 1994; President, Computing Technology, Inc. our subsidiary from 1991 to 1992;

our Executive Vice President, Data Processing, from 1987 to 1991; Executive Vice President, Continental Investors Life Insurance Company from 1989 to 1992.

Dr. Richard C. Scott, Vice President, Development Baylor University, Waco, Texas from 1996 to present; 1977 to 1996, Dean of Hankamer School of Business, Baylor University; 1972 to 1977, Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University; 1971 to 1972, Acting Dean while Dean was on leave; 1968 to 1971, Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University; 1964 to present, Consultant to various firms and governmental agencies in the areas of planning, management strategy, acquisition and sale of business and business evaluations; 1997 to January 2004, Director of Winnebago Industries; 1994 to 1997, Chairman of the Board of Trustees of Annuity Board of the Southern Baptist Convention; 1990 to 1997, Member of Executive Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1990 to 1994 Chairman of the Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1989 to 1994, Member of Investment Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1988 to 1989, Member of the Finance Committee of the Board of Trustees of the Annuity Board of the Southern Baptist Convention; 1980 to 1987, Member of the Board of Directors of the Central National Bank; 1976 to present, Owner of controlling interest (with partner) in Trumas, Inc., a closely held corporation; 1976 to present, General partner of S&T Financial.

Steven F. Shelton, Rancher/Farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992.

Timothy T. Timmerman, President, Commerce Properties, Inc. from 1990 to present; Partner, Realcom Management from 1990 to present

Grant Teaff, Executive Director, American Football Coaches Association from 1994 to present.

None of our directors is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

Your Board of Directors recommends a vote for the election of the nominees for election by Class A shareholders. Proxies solicited by the Board of Directors will be voted for the nominees as indicated above unless instructions are given to the contrary.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our business affairs are conducted under the direction of our Board of Directors. The Board of Directors held five (5) meetings during 2004, at which all directors were present. We do not have an “attendance policy,” although our directors are expected to attend Board Meetings. The non-management directors hold regularly scheduled executive sessions in which those directors meet without management participation. The director chosen to preside at these sessions is determined on an informal basis at the time of the meeting.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately-designated standing committees whose functions are described below:

Audit Committee

          Members at December 31, 2004: Directors Scott, Gage and Timmerman
          Number of Meetings in 2004: 6
          Functions:

•	Assists the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	Hires the independent auditors;

•	Monitors the independence and performance of the Company’s independent auditors and internal auditors;

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors; and

•	Oversees compliance with the Company’s policies for conducting business, including ethical business standards.

•	Oversees the Company’s assessment of internal controls as required by the Sarbanes-Oxley Act.

The Board of Directors adopted a restated Audit Committee Charter in November 2002 and subsequently amended and restated the charter on April 22, 2004. The charter is posted on our website at www.citizensinc.com.

Our Board of Directors has determined that Dr. Richard C. Scott is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission. Dr. Scott served as Dean of Hankamer School of Business of Baylor University from 1972 to 1977; from 1971 to 1972 he was the Associate Dean, Director of Graduate Studies, Professor of Management, Hankamer School of Business, Baylor University. He also has been Associate Professor of Management, Director of Special Programs, Hankamer School of Business, Baylor University, since 1964.

Our Class A common stock is listed for trading on the New York Stock Exchange. Pursuant to NYSE rules, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent.” Our Board of Directors has determined that all of the members of the Audit Committee are independent, as defined in the listing standards of the NYSE and the rules of the SEC.

Compensation Committee

Members at December 31, 2004: Directors Scott, Shelton and Timmerman
Number of Meetings in 2004: 1
Functions:

•	Assists the Board in overseeing the management of the Company’s human resources including:

➢ compensation and benefits programs

➢ Chief Executive Officer performance and compensation; and

➢ executive development and succession and diversity efforts;

•	Oversees the evaluation of management; and

•	Prepares the report of the Committee on executive compensation.

The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of the company and its shareholders. Currently, executive compensation is comprised primarily of salary and a qualified profit-sharing plan.

Executive Committee

Members at December 31, 2004: Directors Harold E. Riley, Gage and Timmerman
Number of Meetings in 2004: 17
Functions:

•	Authority to manage the business affairs of the company;

•	May not take action when majority of all members of the Board is required by law or by our Articles of Incorporation or Bylaws; and

•	Material actions by the committee are subsequently reviewed by the Board.

Nominating/Corporate Governance Functions

Our Board of Directors does not maintain a nominating/corporate governance committee with respect to (i) identifying, evaluating or recommending candidates for our Board of Directors, and (ii) shaping the corporate governance of the company. Instead, these functions are performed by the full Board of Directors. Our Board does not maintain a nominating committee for the following reasons:

•	We are considered to be a “controlled” company since the majority of the members on our Board of Directors are elected by our Chairman, Harold E. Riley, through his beneficial ownership of all of our outstanding Class B common shares. Under NYSE rules, “controlled” companies are not required to maintain a nominating committee;

•	We are a mid-size company and we do not maintain a large number of directors as do many larger public companies; thus, we do not require a special committee whose sole purpose is to identify and evaluate a large director candidate pool or prepare corporate governance rules.

•	A majority of the directors on our Board of Directors are considered to be independent; thus, we believe that the nominating duties and corporate governance rules with respect to the Class A directors can be accomplished in a disinterested manner by our entire Board of Directors.

Our Board of Directors will consider a candidate for a Class A director position proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Citizens, Inc., Board of Directors, 400 East Anderson Lane, Austin, Texas 78752, Attn.: Mark A. Oliver. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual. The Board will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

The Board evaluates nominees for directors recommended by shareholders in the same manner in which it evaluates other nominees for directors. Minimum qualifications include the factors discussed above.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which we have posted on our website located at www.citizensinc.com. You may also obtain a copy of our Code by requesting a copy in writing at 400 East Anderson Lane, Austin, Texas 78752 or by calling us at 512-837-7100.

Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:

•	We will comply with all laws, rules and regulations;

•	Our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	Our directors, officers and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing; and

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

COMPENSATION COMMITTEE

Report on Executive Compensation

The Compensation Committee, which is composed of three outside directors, makes recommendations to the Board concerning the compensation of the Company’s executive officers. In order to make such recommendations, toward the end of each year, the Committee evaluates the Company’s performance relative to its business plan and similar companies. Additionally, each executive officer’s contribution to the Company’s achievements during the year is evaluated.

The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced executive officers whose financial interest is aligned with that of the shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation awards.

Salaries for each of the Company’s executive officers are determined by taking into consideration performance, length of tenure with the Company, compensation by industry competitors for comparable positions and career achievements. Salaries paid within the industry are weighted more heavily in setting base salary levels. No bonus or stock option plans exist; however, there is a profit sharing plan, where distribution is based on tenure. The Committee also believes that the cash compensation paid to the Company’s Chairman and its Chief Executive Officer is designed to closely align their interests with those of the shareholders and that their compensation is related directly to their performance as individuals with considerable experience and ability in the insurance industry.

Harold E. Riley was elected Chairman of the Board and Chief Executive Officer in 1987, although as the founder of the Company, his tenure began in 1968. In October 2000, he relinquished the position of Chief Executive Officer to Rick D. Riley, while remaining as Chairman. Harold Riley and Rick Riley have historically been employed by the Company on an “at-will” basis.

The Committee has conducted a review of the performance of both the Chairman and Chief Executive Officer for the year 2004. This review has included an evaluation of the progress made by the Company towards the attainment of its goals and the role each individual played in the achievement of such progress.

The review included a comparison of salaries of senior executives of other public life insurance companies of various sizes who are typically identified as comparable to the Company, and the manner in which such executives are compensated. Additional consideration was given for the substantial growth in the Company’s scope of operations and asset base during the year 2004. During the year, a number of milestones were attained. The Company secured a $30 million line of credit for use in future acquisitions (and later drew down the line in conjunction with the acquisition of Security Plan Life Insurance Company). A private placement of convertible preferred stock was completed which generated $12.5 million of additional capital and which, at the Company’s option, can be increased to $25 million. This issue was structured so that payments, including dividends and redemptions, can be made in Class A common shares, and all warrants granted are exercisable using only cash. It is the Company’s belief that this structure is beneficial to the Company. Security Plan Life was acquired during 2004, which marks a significant step in the Company’s drive to attain its stated goals. At $85 million cash, this acquisition is the largest and most significant in the Company’s history. The Company believes this acquisition provides an additional foundation for U.S. marketing activities and should enhance the long-term profitability for the Company.

For the past several years, the accident and health business of the Company has not provided the Company with an economic return. Regulation prevented the Company from taking aggressive action to re-price existing business. Effective January 1, 2004, an agreement was reached to cede most of the accident and health business of the Company to a third party. This transaction permitted the Company to effectively withdraw from the accident and health market and reduce overhead. Additionally, consideration was given to the fact that significant expense reductions were obtained during 2004. Also during the year, a record amount of new insurance revenues were received from the Company’s international markets because of programs created by the Chairman.

Giving consideration to these factors, it is the opinion of this committee that the salaries for Harold Riley and Rick Riley for the year 2005 be established at $650,000 and $275,000, respectively.

COMPENSATION COMMITTEE

Richard C. Scott
Steven F. Shelton
Timothy T. Timmerman

CERTAIN REPORTS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of such reports and amendments thereto furnished to us, we believe that during 2004, all reports were filed on a timely basis.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers who are elected annually by the Board of Directors at the first meeting of the Board following our Annual Meeting of Shareholders:

Name	Age	Position
Harold E. Riley (1)	76	Chairman of the Board

Rick D. Riley (2)	51	Vice Chairman and CEO

Mark A. Oliver (3)	46	President, Chief Investment Officer and Treasurer

Marcia F. Emmons(4)	49	Vice President, Secretary and General Counsel

Ray A. Riley(5)	44	Executive Vice President, Chief Operations Officer

(1)	Mr. Harold E. Riley has served since 1987.

(2)	Rick D. Riley became Vice Chairman in December 1999 and Chief Executive Officer in 2000. He has served in various capacities for the company and its affiliates since 1976.

(3)	Mark A. Oliver has served since 1987. Prior to becoming President in March 1997, Mr. Oliver served as Executive Vice President, Chief Financial Officer and Secretary/Treasurer.

(4)	Marcia F. Emmons assumed the position of Vice President, General Counsel and Secretary of the company in October 2002. Prior to that Mrs. Emmons provided legal services to various clients and she spent over 16 years as in house counsel with Sun Company, Inc. and its operating subsidiaries. Mrs. Emmons is a member of the Texas Bar Association and the Pennsylvania Bar Association.

(5)	Ray A. Riley has served in various capacities for the Company since 1995.

********

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table presents the aggregate compensation that was earned by our Chairman and Chief Executive Officer for each of the past three years and, our four most highly compensated executive officers other than the Chairman and Chief Executive Officer. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and				Other	All Other
Principal				Annual	Compensation
Position	Year	Salary	Bonus	Compensation	(1)

Harold E. Riley,	2004	$571,362	-0-	(2)	$31,456
Chairman	2003	$571,365			$35,758
	2002	$571,164			$34,495

Clayton D. Dunham,	2004	$275,142	-0-		$5,242
Executive Vice	2003	$255,200			$5,498
President, Chief	2002	$276,062			$4,829
Marketing Officer (3)

Rick D. Riley, Vice	2004	$257,219	-0-	(2)	$31,456
Chairman and Chief	2003	$257,220			$35,758
Executive Officer	2002	$233,655			$34,495

Mark A. Oliver,	2004	$229,527	-0-	(2)	$22,135
President, Chief	2003	$233,855			$24,722
Investment Officer	2002	$193,662			$23,456
And Treasurer

Ray A. Riley,	2004	$182,969	-0-		$4,660
Executive Vice	2003	$157,277			$4,811
President and Chief	2002	$103,916			$4,139
Operations Officer

Marcia F. Emmons	2004	$120,950	-0-		$-0-
Vice President,
Secretary and
General Counsel

(1)	Company contribution to qualified profit-sharing plan. The 2004 amounts represent the results of the 2003 plan year credited in 2004. The 2004 results will not be available until late 2005.

(2)	Includes the use of a Company automobile, the incremental cost of which is less than the lower of 10% of the total annual cash compensation or $50,000.

(3)	Mr. Dunham served as an officer of the Company until February 1999, and continues to serve as an officer of the Company’s subsidiaries.

Our employees are covered under a non-contributory profit-sharing plan. Under the terms of the Plan, all employees who have completed one year of service are eligible to participate. Vesting begins following completion of three years’ service and employees become fully vested after seven years’ service. We made a $300,000 contribution in each of 2002, 2003 and 2004. Messrs. H. E. Riley, R. D. Riley, and M. A. Oliver had, $305,913, $350,972, and

$165,825, respectively, vested under the Plan as of December 31, 2003, the last year for which allocations are complete. Messrs. R. A. Riley and C. D. Dunham had $27,137 and $32,325 vested in the Plan as of December 31, 2003, respectively.

During 2004, the members of Board of Directors who are not employees were paid $10,200 per year, and Committee members who are not employees were paid $500 per physical Committee meeting attended. Total directors’ fees paid by the company during 2004 were $58,750.

In recognition of the increased demand on outside Directors because of new Corporate Governance rules and Company growth, the Board of Directors approved an increase in their fees to $1,000 per month and $600 per meeting, effective January 1, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are not aware of any transaction, or series of transactions, since January 1, 2004, or any currently proposed transactions, or series of transactions, to which we or any of our subsidiaries was to be a party, in which the amount involved exceeds $60,000 and in which any director, nominee for director, executive officer, more than 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      During 2004 and 2003, we paid the following fees to our principal accountants:

	2004	2003
Audit Fees	$964,800	$344,387
Audit Related Fees	-0-	-0-
Tax Fees	-0-	85,125
All Other Fees	-0-	-0-

	$964,800	$429,512

To help assure independence of the independent auditors, the Audit committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules. This policy is set forth in our Amended Audit Committee charter. Of the fees shown in the table which were paid to our principal accountants in 2004, 100% were approved by the Audit Committee. SEC regulations and Company policy did not require pre-approval for non-audit services prior to 2003.

AUDIT COMMITTEE REPORT

      Our Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of our financial management, independent auditors and financial reporting procedures. The Audit Committee Charter was adopted in 2000. The Audit Committee Charter was updated and restated in April 2004 in order to meet the requirements of the Sarbanes-Oxley Act of 2002.

      Management is responsible for preparing our financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

      Dr. Richard C. Scott, the financial expert of the Audit Committee, as well as the other members of the Audit Committee, are independent directors as defined in the rules of the New York Stock Exchange. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with GAAP, or that our auditors are in fact “independent.”

      The Committee has discussed with KPMG LLP, the independent auditor’s matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors’ independence from us and our management, including the matters in those written disclosures. Additionally, the Committee considered the financial information systems services and other non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services. The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditors are compatible with maintaining auditor independence.

      The Committee has discussed with our independent auditors their evaluations of our internal accounting controls and the overall quality of our financial reporting.

      In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. A member of KPMG LLP is expected to attend the Meeting and will have the opportunity to make a statement, if desired. Such member will also be available to respond to appropriate questions of shareholders.

AUDIT COMMITTEE

Dr. Richard C. Scott
Dr. E. Dean Gage
Timothy T. Timmerman

COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CITIZENS, INC.,
NYSE MARKET INDEX AND COREDATA GROUP INDEX

The following graph represents a comparison of our preceding five-year cumulative total return, along with the total return of our peer group and a broad market index. The broad market index chosen was the NYSE Market Index. The peer group, which includes life, accident and health companies, was compiled by Coredata Group Index.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY

INDEXES AND/OR BROAD MARKETS

COMPANY	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Citizens, Inc.	107.92	195.02	132.90	178.72	129.12
Life Insurance	118.19	88.06	59.96	84.30	101.04
NYSE Market Index	102.38	93.26	76.18	98.69	111.45

Source:	COREDATA
333 E. Franklin St.
Richmond, VA 23219

OTHER BUSINESS

Should any other business come before the Meeting, and management is not aware of any at this time and does not expect any, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP, 717 North Harwood Street, Suite 3100, Dallas, Texas 75201, is our principal independent registered public accountant. A representative of KPMG LLP will be present at the Annual Meeting of Shareholders to answer questions and make any desired statement.

ANNUAL REPORT AND OTHER MATERIAL

A copy of our Annual Report to Shareholders has been mailed under separate cover. A copy of the report of the Compensation Committee and the Audit Committee of the Board of Directors and a Performance Graph regarding stockholder return accompany this Proxy Statement. No part of such material is incorporated herein and no part thereof is to be considered proxy-soliciting material.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2006 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 400 East Anderson Lane, Austin, Texas 78752 by January 3, 2006. The proposal should be sent to the attention of our Secretary.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above or to introduce an item of business at an Annual Meeting of Shareholders. These procedures require that shareholders must submit items of business in writing to our Secretary at our principal executive offices. We must receive the notice of your intention to propose an item of business at our 2006 Annual Meeting no later than 45 days in advance of the 2006 Annual Meeting if it is being held within 30 days preceding the anniversary date (June 7, 2005) of this year’s meeting.

For any other meeting, the item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

Our Annual Meeting of Shareholders is generally held on the first Tuesday in June. Assuming that our 2006 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 22, 2006.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for shareholder proposals.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of we are a mid-size company, to date we have not developed formal processes by which shareholders may communicate directly with directors. Instead, we believe that our informal process by which any communication sent to the Board of Directors either generally or in care of a corporate officer, has served the shareholders’ needs. Until any other procedures are developed and posted on our web site at www.citizensinc.com, any communication to the Board of Directors may be mailed to:

          Citizens, Inc.
          Board of Directors (or committee name or Director’s name as appropriate)
          400 East Anderson Lane
          Austin, Texas 78752

Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors.

BY THE ORDER OF THE BOARD OF DIRECTORS

Austin, Texas	Marcia F. Emmons, Secretary

Date: April 29, 2005

CORPORATE GOVERNANCE INFORMATION AVAILABILITY

Citizens, Inc.’s Compensation Committee Charter, Audit Committee Charter, and the Corporate Governance Guidelines are available on the Company’s website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

Please Mark Here For Address Change or Comments	☐
SEE REVERSE SIDE

	FOR all nominees listed below	WITHHOLD AUTHORITY
	(except as indicated to the	to vote for all nominees
	contrary)	listed below
1. Election of Directors.	☐	☐

Class A Nominees:	01 Dr. E. Dean Gage, 02 Steven F. Shelton, 03 Timothy T. Timmerman.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE

(Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line below.)

SIGANTURE(S)	Signature if held jointly	Dated	, 2005

NOTE: Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
CITIZENS, INC.
June 7, 2005

CITIZENS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Mark A. Oliver, Rick D. Riley, Marcia F. Emmons or any of them with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders of Citizens, Inc. (the “Company”) to be held on June 7, 2005 at 10:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposal 1.

(To be signed on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲